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                                  Exhibit 99.2


[NEWS RELEASE]                                         [LOGO]
                                                       Select
                                                       Medical Corporation


FOR IMMEDIATE RELEASE                              4716 Old Gettysburg Road
                                                   Mechanicsburg, PA 17055

                                                   Nasdaq Symbol: SLMC

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     Select Medical Corporation Prices Senior Subordinated Notes Offering


     MECHANICSBURG, PENNSYLVANIA - - June 6, 2001 - - Select Medical Corporation (Nasdaq: SLMC) today announced that it has priced its offering of $175 million aggregate principal amount of Senior Subordinated Notes due 2009, which will carry an interest rate coupon of 9.5%. The proceeds from this offering will be used to repay existing indebtedness and for general corporate purposes.

     The securities to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation to buy any of these securities.